Exhibit 10.5

Supplementary Agreement (II)

Further and pursuant to the Material Transfer and Research Agreement the Parties agree to extend the duration of the Agreement by a period of twenty-four (24) months until 31 May 2023. All other terms and conditions under the agreement shall remain unchanged.

In witness whereof the Parties have executed this supplementary agreement (II) as of 21 May 2021.

AIM IMMUNOTECH, INC.

By	:	/s/Peter W. Rodino
Date	:	21 May 2021
Name	:	Peter W. Rodino
Title	:	General Counsel

SHENZHEN SMOORE TECHNOLOGY LIMITED

By	:	/s/Zhiqiang Shi
Date	:	21 May 2021
Name	:	Zhiqiang Shi
Title	:	Global R&D Director (Smoore International)